File No. 70-8133

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                AMENDMENT NO. 15 (POST-EFFECTIVE) TO

                  FORM U-1 APPLICATION-DECLARATION

                              UNDER THE

             PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                 CENTRAL AND SOUTH WEST CORPORATION
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                          CSW ENERGY, INC.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660789
                        Dallas, Texas  75202

                       CSW DEVELOPMENT-I, INC.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                          CSW ORANGE, INC.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

               ORANGE COGENERATION LIMITED PARTNERSHIP
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                   ORANGE COGENERATION G.P., INC.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                   ORANGE COGENERATION GP II, INC.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                         CSW ORANGE II, INC.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

            (Names of companies filing this statement and
              addresses of principal executive offices)


                 CENTRAL AND SOUTH WEST CORPORATION
           (Name of top registered holding company parent)

                           Wendy G. Hargus
                              Treasurer
                 Central and South West Corporation
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                           Terry D. Dennis
                              President
                          CSW Energy, Inc.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660789
                        Dallas, Texas  75202

                           Terry D. Dennis
                              President
                       CSW Development-I, Inc.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                           Terry D. Dennis
                              President
                          CSW Orange, Inc.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                          Michael T. Moran
     Chief Executive Officer of Orange Cogeneration G.P., Inc.,
                       the general partner of
               Orange Cogeneration Limited Partnership
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                          Michael T. Moran
                       Chief Executive Officer
                   Orange Cogeneration G.P., Inc.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                          Michael T. Moran
                       Chief Executive Officer
                   Orange Cogeneration GP II, Inc.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202

                           Terry D. Dennis
                              President
                         CSW Orange II, Inc.
                    1616 Woodall Rodgers Freeway
                           P.O. Box 660164
                        Dallas, Texas  75202



                            Joris M. Hogan
                    Milbank, Tweed, Hadley & McCloy
                       One Chase Manhattan Plaza
                        New York, New York 10005

            (Names and addresses of agents for services)

            Respectfully request that copies be sent to:


                            Edwin F. Feo
                  Milbank, Tweed, Hadley & McCloy
                     601 South Figueroa Street
                   Los Angeles, California 90017

          Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), CSW Energy, Inc., a Texas corporation and a wholly-owned subsidiary of CSW ("Energy"), CSW Development-I, Inc., a Delaware corporation and a wholly-owned subsidiary of Energy ("Energy Sub"), Orange Cogeneration GP II, Inc., a Delaware corporation and a subsidiary of Energy Sub ("Orange GP Sub"), CSW Orange II, Inc., a Delaware corporation and a wholly-owned subsidiary of Energy Sub ("Orange LP Sub"), Orange Cogeneration G.P., Inc., a Delaware corporation and a wholly-owned subsidiary of Orange GP Sub ("JV Sub"), CSW Orange, Inc., a Delaware corporation and a wholly-owned subsidiary of Orange LP Sub ("CSWO"), Orange Cogeneration Limited Partnership, a Delaware limited partnership and a subsidiary of JV Sub and CSWO (the "Project Venture" and collectively with CSW, Energy, Energy Sub, Orange GP Sub, Orange LP Sub, JV Sub and CSWO, the "Applicants"), hereby file this Amendment No. 15 (post-effective) to the Application-Declaration in File No. 70-8133 (the "Application-Declaration") to amend the Application-Declaration as follows. In all other respects, the Application-Declaration as previously filed and amended will remain the same.
          By order dated April 15, 1993 (HCAR No. 25796) in this File No. 70-8133, the Commission authorized, among other things, the then existing Applicants to form CSWO, JV Sub and the Project Venture and to purchase the Project (as defined in the Application-Declaration) from certain third parties. The Commission also authorized the then existing Applicants to incur certain development expenses not to exceed $7 million in connection with the Project.
          By supplemental order dated February 9, 1994 (HCAR No. 25988) in this File No. 70-8133, the Commission authorized, among other things, the then existing Applicants to obtain a credit facility (the "Credit Facility") for the construction and operation of the Project in an amount up to $140 million. The Commission also authorized an investment in the Project Venture by a third party (the "New Limited Partner") in lieu of term financing for the Project. The then existing Applicants were authorized to advance certain funds (the "Advances"), in the event the Project Venture was unable to obtain third party Project financing prior to the start of Project construction, in the form of loans, open account advances or additional equity contributions to the Project Venture from Energy in an aggregate amount not to exceed $125 million. In addition, the Commission authorized the issuance of corporate guaranties by the then existing Applicants or stand-by letters of credit with the then existing Applicants as account party in an amount not to exceed $50 million, such guaranties or letters of credit to support payment obligations of the Project Venture required by the provider of third party financing for the Project or fuel suppliers, fuel transportation or other third parties under various project agreements.
          By supplemental order dated September 12, 1994 (HCAR No. 26122) in this File No. 70-8133, the Commission authorized, among other things, the then existing Applicants to organize Orange GP Sub and Orange LP Sub and for Orange LP Sub to be assigned the stock of CSWO held by Energy Sub and Orange GP Sub to be assigned the stock of JV Sub held by Energy Sub.
          In summary, pursuant to Amendment No. 14 (post-effective) and this Amendment No. 15 (post-effective) to the Application-Declaration, the Applicants seek a supplemental order of the Commission under Sections 6(a), 7, 9(a), 10 and 12(b) of the Act, and Rules 43, 45 and 51 thereunder, additionally authorizing the following actions by the Applicants: (i) the organization of a wholly-owned subsidiary of the Project Venture ("OCLP Sub"), including the sale of the securities of OCLP Sub by it to the Project Venture and the acquisition of such securities by the Project Venture; (ii) the issuance by OCLP Sub of certain debt securities (the "Orange Securities") in an aggregate principal amount up to $140 million to third parties in reliance on exemptions to the registration of the Orange Securities under the Securities Act of 1933, as amended, including such exemptions available under Rule 144A thereunder, which third parties will have no recourse under the Orange Securities to CSW or any of its domestic public utility subsidiaries; (iii) the loan by OCLP Sub to the Project Venture of the proceeds of the Orange Securities received by OCLP Sub; (iv) the guarantee by the Project Venture, JV Sub, CSWO, Orange GP Sub and Orange LP Sub of OCLP Sub's obligations under the Orange Securities; and (v) the pledge by each of the Project Venture, JV Sub, CSWO, Orange GP Sub and Orange LP Sub of substantially all of its respective assets, including the partnership interests in the Project Venture held by JV Sub and CSWO, the securities of JV Sub held by Orange GP Sub and the securities of CSWO held by Orange LP Sub.
Item 1.   Description of Proposed Transaction
          Item 1 is hereby amended to restate the first paragraph of Section 4(B) in its entirety as follows:
          It is anticipated that the Project Venture will obtain a credit facility (the "Credit Facility") provided by one or more third parties to be determined (each, collectively, the "Project Lender") that will purchase certain debt securities to be issued by the Project Venture or OCLP Sub (each as more particularly described below) in an amount not to exceed $140 million for the construction and operation of the Project, which would include (a)
(i) a construction loan in an amount not to exceed $130 million, to be later converted to, or refinanced by, a term loan or repaid by additional equity capital provided by a new limited partner in the Project Venture, which new limited partner would have a right to distributions from the Project Venture on a preferred basis, and
(ii) letters of credit and a revolving working capital credit line, each to be provided by the Project Lender, in an aggregate amount not to exceed $10 million to issue any letters of credit or guaranties that may be required by any fuel suppliers, fuel transporters or other third parties under the Project documents and to fund working capital for the Project, (b) the issuance by OCLP Sub of certain debt securities to third parties in reliance on exemptions to the registration of such securities under the Securities Act of 1933, as amended, including such exemptions available under Rule 144A thereunder, which third party Project Lenders will have no recourse under such securities to CSW or any of its domestic public utility subsidiaries, or (c) any combination of the financing described in clauses (a) or (b), provided that in no event shall such financing in the aggregate exceed $140 million. It is anticipated that any unreimbursed drawings under any such letters of credit issued as part of the Credit Facility will be treated as loans thereunder. It is further anticipated that the stock of JV Sub held by Orange GP Sub, the stock of CSWO held by Orange LP Sub, the Project assets owned by the Project Venture and the partnership interests of the Project Venture held by each of JV Sub and CSWO may be required to be pledged as collateral to the Project Lender as a condition to obtaining the Credit Facility.
          Item 1 is hereby further amended to add the following paragraph immediately at the end of Subsection 4(B)(ii):
          To the extent that any such proceeds remain after repaying the construction loan or issuing term debt to the New Limited Partner (as the case may be), the Project Venture may distribute the proceeds of the term financing or equity contribution made by the New Limited Partner to its partners, including JV Sub and CSWO, to reimburse such partners for costs and risks incurred by such partners in connection with the development and construction of the Project.

Item 6.   Exhibits and Financial Statements
          Item 6 is hereby amended to file the following exhibits:

          Amended
          Exhibit 1  -    Proposed Notice of Proceeding.

          Amended
          Exhibit 3  -    Preliminary Opinion of Milbank, Tweed,
                          Hadley & McCloy, counsel for CSW, Energy,
                          Energy Sub, Orange GP Sub, Orange LP Sub,
                          JV Sub, CSWO, the Project Venture and
                          OCLP Sub (to be filed by amendment).

          Amended
          Exhibit 3  -    Final or "past-tense" Opinion of Milbank,
                          Tweed, Hadley & McCloy, counsel for CSW,
                          Energy, Energy Sub, Orange GP Sub, Orange
                          LP Sub, JV Sub, CSWO, the Project Venture and OCLP Sub (to be filed with Certificate of Notification).

          Amended
          Exhibit 5C -    Financial Statements per books and pro
                          forma as of June 30, 1996 for CSW and
                          Energy - Orange Securities Option (to be filed by amendment).


                          S I G N A T U R E



     Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996



                               CENTRAL AND SOUTH WEST CORPORATION



                               By: /s/WENDY G. HARGUS
                                   Wendy G. Hargus
                                    Treasurer

                          S I G N A T U R E

          Pursuant to the requirements of the Public Utility
Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                               CSW ENERGY, INC.



                               By:  /s/TERRY D. DENNIS
                                    Terry D. Dennis, President and
                                    Chief Executive Officer

                          S I G N A T U R E

          Pursuant to the requirements of the Public Utility
Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                               CSW DEVELOPMENT-I, INC.



                               By:  /s/TERRY D. DENNIS
                                    Terry D. Dennis, President and
                                    Chief Executive Officer


                          S I G N A T U R E

          Pursuant to the requirements of the Public Utility
Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                               ORANGE COGENERATION GP II, INC.


                               By:  /s/MICHAEL T. MORAN
                                    Michael T. Moran, Chief
                                    Executive Officer


                          S I G N A T U R E
                          - - - - - - - - -


          Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                               CSW ORANGE II, INC.



                               By:  /s/TERRY D. DENNIS
                                    Terry D. Dennis, President


                          S I G N A T U R E
                          - - - - - - - - -


          Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, as amended, the undersigned partnership has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                          ORANGE COGENERATION LIMITED PARTNERSHIP

                          By:  ORANGE COGENERATION G.P., INC.,
                               its general partner



                             By:  /s/MICHAEL T. MORAN
                                    Michael T. Moran, Chief
                                    Executive Officer


                          S I G N A T U R E
                          - - - - - - - - -


          Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                          CSW ORANGE, INC.


                          By:  /s/TERRY D. DENNIS
                               Terry D. Dennis, President


                          S I G N A T U R E
                          - - - - - - - - -


          Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  October 24, 1996

                          ORANGE COGENERATION G.P., INC.


                          By:  /s/MICHAEL T. MORAN
                               Michael T. Moran, Chief
                               Executive Officer



                          INDEX OF EXHIBITS


EXHIBIT                                                 TRANSMISSION
NUMBER                         EXHIBITS                   METHOD

  1             Proposed Notice of Proceeding            Electronic
                (amended exhibit).

  3             Preliminary Opinion of Milbank,             ---
                Tweed, Hadley & McCloy, counsel
                for CSW, Energy, Energy Sub,
                Orange GP Sub, Orange LP Sub, JV
                Sub, CSWO, the Project Venture
                and OCLP Sub (to be filed by
                amendment).

  4             Final "past-tense" Opinion of               ---
                Milbank, Tweed, Hadley & McCloy,
                counsel for CSW, Energy, Energy Sub,
                Orange GP Sub, Orange LP Sub, JV
                Sub, CSWO, the Project Venture
                and OCLP Sub (to be filed with the
                Certificate of Notification).

  5C            Financial Statements per books              ---
                and pro forma as of June 30,
                1996 for CSW and Energy - Orange
                Securities Option (to be filed by
                amendment).